UNION
BANKSHARES
COMPANY

Annual Meeting

Thursday May 18th, 2006

Revenue Composition


25,000
20,000
15,000
10,000
5,000
-
($ in thousands)
27%
73%
29%
71%
30%
70%
26%
74%
27%
73%
2001
2002
2003
2004
2005
Net Interest Income
Non-Interest Income

Chart 1

Net Interest Income (TE) and Average Earning Assets



550
450
350
250
150
50
($ in millions)
30,000
25,000
20,000
15,000
10,000
5,000
-
($ in thousands)
$313
$338
$371
$434
$484
$13,595
$14,519
$14,621
$16,369
$16,534
2001
2002
2003
2004
2005
Average Earning Assets
Net Interest Income

Chart 2

Loan Yield



400
300
200
100
-
($ in millions)
11.00%
9.00%
7.00%
5.00%
3.00%
Loan Yield
$211
$222
$251
$295
$339
8.48%
7.18%
6.14%
5.62%
5.81%
2001
2002
2003
2004
2005
Average Loans
Loan Yield

Chart 3

Average Loan Balances & Yield by Category - 2005



250,000
200,000
150,000
100,000
50,000
0
($ in thousands)
$212,000
5.47%
$63,000
6.29%
$25,000
6.94%
Note: Excludes Municipal and Consumer Loan Balances
Residential R/E
Commercial R/E
Commercial
Average Balance

Chart 4

Loan Mix – 2005 Peer Comparative

Select Maine Peer Group


Consumer - Home Equity 10%
Consumer & Other 3%
Residential R/E 33%
Commercial 19%
Commercial R/E 35%

Union Bankshares Company


Consumer & Other 3%
Consumer - Home Equity 6%
Commercial 9%
Residential R/E 63%
Commercial R/E 19%

Chart 5

Non-Interest Income


Refinance boom
2002 to 2003.
Outsourcing of
Merchant Bankcard
processing
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
($ in thousands)
2000
2001
2002
2003
2004
2005
Other Non-Interest Income
Bankcard Income
Mortgage Banking Income

Chart 6

Non-Interest Expense to Average Assets


3.75%
3.60%
3.45%
3.30%
3.15%
3.00%
2.85%
2.70%
2.55%
3.53%
3.59%
3.42%
3.10%
2.93%
2001
2002
2003
2004
2005

Chart 7

Forward Looking Statements

This release contains "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

- The strength of the United States economy in general and the strength of the local economies in which we operate;
- Changes in deposit flows, demand for mortgages and other loans, real estate values, and competition;
- Changes in trade, monetary and fiscal policies and laws including interest rate policies of the Federal Reserve Board;
- Changes in accounting principles, policies, or guidelines; and
- Other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Any or all of our forward-looking statements in this report and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. The Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.

UNION
BANKSHARES
COMPANY

Annual Meeting

Thursday May 18th, 2006